UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      September 4, 2007
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
On September 6, 2007 Registrant issued a press release announcing that on September 4th, 2007 it reached agreement with John Hancock Life Insurance Company, formerly known as John Hancock Mutual Life Insurance Company, to fully and finally settle all exposures under four excess of loss reinsurance treaties issued by CNA Reinsurance Company Limited, a former subsidiary of Registrant, that were the subject of arbitration proceedings described in Note G of Registrant’s most recent prior periodic report under the heading “IGI Contingency”. Registrant expects to record an after-tax loss, net of reinsurance, of approximately $110 million in the third quarter of 2007 in connection with a one-time payment of $250 million pursuant to the settlement terms. The press release is furnished as Exhibit 99.1 to this Form 8-K.
The information under Item 7.01 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

Exhibit No.	Description

99.1	CNA Financial Corporation press release, issued September 6, 2007, announcing a reinsurance settlement with John Hancock Life Insurance Company on September 4, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: September 6, 2007	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer